As filed with the Securities and Exchange Commission on October 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAWSON PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2229304
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8770 West Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of Principal Executive Offices)	(Zip Code)

Lawson Products, Inc.

2009 Equity Compensation Plan

(Full Title of the Plan)

Neil E. Jenkins

Executive Vice President, Secretary, and General Counsel

Lawson Products, Inc.

8770 West Bryn Mawr Ave.

Suite 900

Chicago, Illinois 60631

Telephone: (773) 304-5050

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael S. Melbinger

Erik B. Lundgren

Winston & Strawn LLP

35 W Wacker Drive

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	600,000	$22.31	$13,386,000	$1,556

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions.
(2)	Computed pursuant to Rules 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high ($22.62) and low ($22.00) prices of the Registrant’s Common Stock as reported on The Nasdaq Stock Market on October 6, 2014.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 600,000 shares of the common stock of Lawson Products, Inc., a Delaware corporation (the “Registrant”), par value $1.00 per share, which are securities of the same class and relate to the same employee benefit plan, the Lawson Products, Inc. 2009 Equity Compensation Plan (the “Plan”), as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2009 (Registration No. 333- 163978), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement, with the exception of any documents or portion of such documents deemed furnished but not filed pursuant to the Exchange Act:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 20, 2014;

•	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 (filed with the Commission on April 24, 2014) and June 30, 2014 (filed with the Commission on July 24, 2014);

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2014, February 18, 2014, April 4, 2014, May 16, 2014, May 16, 2014 and July 2, 2014; and

•	The description of the Registrant’s Common Stock, $1.00 par value per share, contained in the Registrant’s Form 8-B filed with the Commission on October 15, 1987.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988)

3.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated October 20, 2009)

4.1	Lawson Products, Inc. 2009 Equity Compensation Plan (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A for the 2014 Annual Meeting of Stockholders filed March 28, 2014)

5.1	Opinion of Winston & Strawn LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

* Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this October 10, 2014.

LAWSON PRODUCTS, INC.

By:	/s/ Neil E. Jenkins
Neil E. Jenkins Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil E. Jenkins, his/her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/her might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael G. DeCata	President and Chief Executive Officer, Director (principal executive officer)	October 10, 2014
Michael G. DeCata

/s/ Ronald J. Knutson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	October 10, 2014
Ronald J. Knutson

/s/ Andrew B. Albert	Director	October 10, 2014
Andrew B. Albert

/s/ I. Steven Edelson	Director	October 10, 2014
I. Steven Edelson

/s/ James S. Errant	Director	October 10, 2014
James S. Errant

/s/ Lee S. Hillman	Director	October 10, 2014
Lee S. Hillman

/s/ Ronald B. Port, M.D.	Chairman of the Board	October 10, 2014
Ronald B. Port, M.D.

/s/ Thomas S. Postek	Director	October 10, 2014
Thomas S. Postek

/s/ Wilma J. Smelcer	Director	October 10, 2014
Wilma J. Smelcer

EXHIBIT INDEX

Exhibit No.

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988)

3.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated October 20, 2009)

4.1	Lawson Products, Inc. 2009 Equity Compensation Plan (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A for the 2014 Annual Meeting of Stockholders filed March 28, 2014)

5.1	Opinion of Winston & Strawn LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

* Filed Herewith.

5